           As filed with the Securities and Exchange Commission on May 20, 1996.
                                               Registration No. 333-____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                        THERMADYNE HOLDINGS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                               74-2482571
        (State or Other Jurisdiction                                  (I.R.S. Employer
      of Incorporation or Organization)                             Identification No.)

                                                                     RANDALL E. CURRAN
                                                                   101 SOUTH HANLEY ROAD
            101 SOUTH HANLEY ROAD                                ST. LOUIS, MISSOURI  63105
         ST. LOUIS, MISSOURI  63105                                    (314) 746-2320
(Address, Including Zip Code, of Registrant's             (Name, Address, Including Zip Code, and
        Principal Executive Offices)                      Telephone Number, Including Area Code, of
                                                                     Agent for Service)

                        1996 EMPLOYEE STOCK OPTION PLAN
                                       &
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                            (Full Title of the Plan)

                        CALCULATION OF REGISTRATION FEE

=============================================================================================================================
                                                           Proposed Maximum        Proposed Maximum
        Title of Securities            Amount to be         Offering Price             Aggregate               Amount of
       to be Registered (1)           Registered (1)         Per Share (2)        Offering Price (2)       Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
           Common Stock,
          $.01 Par Value              350,000 Shares            $21.75               $7,612,500.00             $2,625.00
=============================================================================================================================


(1) Shares of common stock, $.01 par value per share ("Common Stock"), of Thermadyne Holdings Corporation (the "Company") being registered hereby relate to the 1996 Employee Stock Option Plan and the Non-Employee Directors Stock Option Plan. Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there is also being registered an indeterminate amount of additional shares of Common Stock as may become issuable as a result of stock splits, stock dividends or similar transactions.

(2) In accordance with section (h)(1) of Rule 457 promulgated under the Securities Act, calculated on the basis of the average of the high and low price of the Common Stock as reported on the NASDAQ on May 15, 1996.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are incorporated by reference in this Registration Statement:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995;

         (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of the Company's Common Stock, which is contained in the Company's Registration Statement on Form 10/A, Amendment No. 2 (File No. 0-23378) filed under Section 12(g) of the Exchange Act on April 28, 1994, including any amendments or reports filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware, a Delaware corporation has the power, under specified circumstances and subject to certain limitations, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees or agents, against liabilities and expenses incurred in any such action, suit, or proceeding. Article Sixth of the Restated Certificate of Incorporation of the Company provides for mandatory indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person thereof in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered pursuant to this Registration Statement, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

4.1 Restated Certificate of Incorporation of Thermadyne Holdings Corporation. (Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on Form 10 (File No. 0-23378) as filed with the Securities and Exchange Commission on February 7, 1994.)

4.2 Amended and Restated Bylaws of Thermadyne Holdings Corporation. (Incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 (File No. 0-23378) as filed with the Securities and Exchange Commission on February 7, 1994.)

4.3      1996 Employee Stock Option Plan.*

4.4      Non-Employee Directors Stock Option Plan.*

5.       Opinion of Weil, Gotshal & Manges LLP.*

23.1     Consent of Ernst & Young LLP.*

23.2     Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24.      Power of Attorney (see pages II-5 and II-6 of this Registration
         Statement).

_______________________________

*        Filed herewith.


ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c)     See Item 6.


          [The remainder of this page is intentionally left blank.]

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Clayton, State of Missouri, on this 20th day of May, 1996.

                                        THERMADYNE HOLDINGS CORPORATION



                                        By:  /s/ JAMES H. TATE
                                             ---------------------------------
                                             James H. Tate
                                             Senior Vice President and
                                             Chief Financial Officer


         Each person whose signature to this Registration Statement appears below hereby appoints James H. Tate as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all post-effective amendments to this Registration Statement, which amendments may make such changes in and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                    Signature                                      Title                          Date

              /s/ RANDALL E. CURRAN              Chairman of the Board of Directors,        May 20, 1996
 ----------------------------------------------  President and Chief Executive Officer
                Randall E. Curran                (Principal Executive Officer of the
                                                 Registrant)

                /s/ JAMES H. TATE                Senior Vice President and Chief            May 20, 1996
 ----------------------------------------------  Financial Officer (Principal Financial
                  James H. Tate                  and Accounting Officer of the
                                                 Registrant); Director


              /s/ RICHARD L. BERGER                              Director                   May 20, 1996
 ----------------------------------------------
                Richard L. Berger



              /s/ FLETCHER L. BYROM                              Director                   May 20, 1996
 ----------------------------------------------
                Fletcher L. Byrom

                    Signature                                      Title                          Date
               /s/ HENRY L. DRUKER                               Director                   May 20, 1996
 ----------------------------------------------
                 Henry L. Druker


               /s/ TALTON R. EMBRY                               Director                   May 20, 1996
 ----------------------------------------------
                 Talton R. Embry


              /s/ CHARLES F. MORAN                               Director                   May 20, 1996
 ----------------------------------------------
                Charles F. Moran

                                 EXHIBIT INDEX

                                                                                                             Sequentially
Exhibit                                                                                                        Numbered
  No.            Description                                                                                     Page
-------          -----------                                                                                 ------------
4.1              Restated Certificate of Incorporation of Thermadyne Holdings Corporation.
                 (Incorporated by reference to Exhibit 3.1 of the Company's Registration Statement on
                 Form 10 (File No. 0-23378) as filed with the Securities and Exchange Commission on
                 February 7, 1994.)

4.2              Amended and Restated Bylaws of Thermadyne Holdings Corporation.  (Incorporated by
                 reference to Exhibit 3.2 to the Company's Registration Statement on Form 10 (File No.
                 0-23378) as filed with the Securities and Exchange Commission on February 7, 1994.)

4.3              1996 Employee Stock Option Plan.

4.4              Non-Employee Directors Stock Option Plan.

5.               Opinion of Weil, Gotshal & Manges LLP.

23.1             Consent of Ernst & Young LLP.

23.2             Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5).

24.              Power of Attorney (see pages II-5 and II-6 of this Registration Statement).